Execution Version 11/8/2012
Exhibit 10.22

SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (“Agreement”) is dated as of November 9, 2012, by and between Community Trust Financial Corporation, a Louisiana corporation (“Company”) and BANC FUND VIII, L.P., an Illinois limited partnership (“Purchaser”).
RECITALS
A.     The authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock, $5.00 par value per share (“Common Stock”), of which 6,616,565 shares are issued and 6,612,196 shares outstanding, and (ii) 1,000,000 shares of preferred stock (“Preferred Stock”), no par value per share, of which 48,260 are issued and outstanding.
B.     The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, in a private offering of the Company’s capital stock (“Private Placement”) that is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (“Commission”) under the Securities Act, an aggregate of 229,730 shares of Common Stock at an aggregate purchase price equal to $8,500,010. The Private Placement shall include the sale of additional shares of Common Stock and shares of Nonvoting Preferred Stock to other accredited investors in the Private Placement (the “Other Purchasers”), with the closing of such sales to occur simultaneously with the Closing. The sales to the Other Purchasers will be made pursuant to separate securities purchase agreements with the Other Purchasers (the “Other Purchase Agreements”).
C.     The Company has engaged Stephens Inc. as its exclusive placement agent (the “Placement Agent”) for the Private Placement.
D.     Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement” and, together with this Agreement and the Other Purchase Agreements, the “Transaction Documents”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
“Action” means any inquiry, notice of violation or Proceeding pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any Governmental Authority.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person.
“Agency” has the meaning set forth in Section 3.1(gg).
“Agreement” has the meaning set forth in the Preamble.

“Approved Share Plan” means (i) any employee benefit plan which has been approved by the Board of Directors prior to or subsequent to the date hereof pursuant to which standard options to purchase Common Stock (and Common Stock issuable upon exercise thereof) or shares of restricted Common Stock may be issued to any employee, officer, consultants or director for services provided to the Company or any of its Subsidiaries in their capacity as such, or (ii) any current or future Company- or Bank- sponsored rabbi trust that has been created for the purpose of supporting the nonqualified benefit obligations of the Company and its Subsidiaries.
“Audited Financial Statements” has the meaning set forth in Section 3.l(i).
“Bank” means Community Trust Bank, a Louisiana state bank and wholly-owned Subsidiary of the Company.
“Bank Regulatory Authorities” has the meaning set forth in Section 3 .1 (b)(ii).
“BHC Act” has the meaning set forth in Section 3.1(b)(ii).
“BHC Act Control” has the meaning set forth in Section 3.1(rr).
“Board of Directors” means the Board of Directors of the Company.
“Burdensome Condition” has the meaning set forth in Section 5.l(g).
“Business Day” means any day other than a Saturday or a Sunday or a day on which Louisiana state banks are authorized or required by Law or executive order to close.
“CIBC Act” means the Change in Bank Control Act of 1978, as amended.
“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.
“Commission” has the meaning set forth in the Recitals.
“Common Stock” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble.
“Company Counsel” means Jones, Walker, Waechter, Poitevent, Carrére & Denégre L.L.P.
“Company Deliverables” has the meaning set forth in Section 2.3(a).
“Company Reports” has the meaning set forth in Section 3.l(h).
“Company Securities” means the Common Stock, preferred stock (including Nonvoting Preferred Stock), any other equity or equity-linked security issued by the Company and securities, options, warrants or other rights convertible into or exercisable or exchangeable (or entitling the holder thereof to subscribe for) for Common Stock or preferred stock or any other equity or equity-linked security issued by the Company.
“Company’s Knowledge” means, with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable inquiry, of any of the following executive officers of the Company: Chief Executive Officer, Chief Financial Officer, Chief Risk Officer or Chief Operating Officer.
“Confidential Information” means information about the Company and its Subsidiaries provided to the Purchaser by the Company, the Bank or their Representatives, including, without limitation, the information provided to the Purchaser pursuant to Section 4.6 hereof, except that “Confidential Information” does not include any information that (i) was publicly available prior to the date of this Agreement or hereafter becomes publicly available without any violation of this Agreement by the Purchaser or any of its Representatives, (ii) was available to the Purchaser or its Representatives on a non-confidential basis prior to its disclosure to the Purchaser or its Representatives by the Company, the Bank or their Representatives or (iii) becomes available to the Purchaser or it Representatives from a Person other than the Company, the Bank or their Representatives who is not, to the Purchaser’s or its Representative’s knowledge, subject to any legally binding obligation to keep such information confidential.
“Constituent Documents” means, with respect to any entity, its articles or certificate of incorporation, bylaws, and any similar charter or other organizational documents of such entity.
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Environmental Laws” has the meaning set forth in Section 3.1(1).
“ERISA” has the meaning set forth in Section 3.1(ii).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Expedited Issuance” has the meaning set forth in Section 4.14(g).
“FDIC” has the meaning set forth in Section 3.l(b)(ii).
“Federal Reserve” has the meaning set forth in Section 3.1(b)(ii).
“Financial Statements” has the meaning set forth in Section 3.1(i).
“Fundamental Representations” means the Company’s representations and warranties set forth in Sections 3.l(b)(i), 3.l(c), 3.l(f), 3.l(g), 3.l(i) and 3.l(nn).
“GAAP” means U.S. generally accepted accounting principles consistently applied over the period involved.
“Governmental Authority” means any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, bureau, commission, regulatory authority, stock market, stock exchange or trading facility.
“Indemnification Claim” has the meaning set forth in Section 4.7(b).
“Indemnified Person” has the meaning set forth in Section 4.7(a).
“Insurer” has the meaning set forth in Section 3.1(gg).
“Intellectual Property” has the meaning set forth in Section 3.l(r).
“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
“Issuance Notice” has the meaning set forth in Section 4.14(b).
“Law” has the meaning set forth in Section 3.1(d).
“Legend Removal Date” has the meaning set forth in Section 4.2(c).

“Lien” means any lien, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.
“Loan Investor” has the meaning set forth in Section 3.1(gg).
“Losses” has the meaning set forth in Section 4.7(a).
“Material Adverse Effect” means any event, circumstance, change or occurrence that has had, or would reasonably be expected to have, (i) an adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the operations, results of operations, assets, liabilities, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.
“Material Contract” means any contract of the Company that is material to the condition (financial or otherwise), results of operations, assets, liabilities, properties, business, prospects or operations of the Company.
“Material Permits” has the meaning set forth in Section 3.1(p).
“Money Laundering Laws” has the meaning set forth in Section 3.1(pp).
“New Securities” has the meaning set forth in Section 4.14(a).
“OFAC” has the meaning set forth in Section 3.1(aa).
“OFI” has the meaning set forth in Section 3.1(b)(ii).
“Other Purchase Agreements” has the meaning set forth in the Recitals.
“Other Purchasers” has the meaning set forth in the Recitals.
“Outside Date” has the meaning set forth in Section 2.2.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group (as defined in Section 13(d)(3) of the Exchange Act) not specifically listed herein.
“Placement Agent” has the meaning set forth in the Recitals.
“Preferred Stock” has the meaning set forth in the Recitals.
“Private Placement” has the meaning set forth in the Recitals.
“Proceeding” means a civil, criminal or administrative action, claim, litigation, suit, arbitration, hearing, investigation or other proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Purchase Price” has the meaning set forth in Section 2.1.
“Purchaser” has the meaning set forth in the Preamble.
“Purchaser Deliverables” has the meaning set forth in Section 2.3(b).
“Registration Rights Agreement” has the meaning set forth in the Recitals.
“Regulation D” has the meaning set forth in the Recitals.
“Regulatory Agreement” has the meaning set forth in Section 3.1(dd).

“Representatives” of any Person means the Affiliates, officers, directors, employees, members, managers, partners, attorneys, accountants, financial advisors and other agents, advisors and representatives of such Person.
“Required Filings” has the meaning set forth in Section 3.1(e).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means the Common Stock purchased by the Purchaser under this Agreement.
“Statutory Representations” means the Company’s representations and warranties set forth in Sections 3.1(j), 3.1(l) and 3.1(ii).
“Stock Certificates” has the meaning set forth in Section 2.3(a)(i).
“Subscription Amount” has the meaning set forth in Section 2.1.
“Subsidiary” means any Person in which the Company, directly or indirectly, owns or Controls sufficient capital stock, equity or a similar interest such that it is consolidated with the Company in the financial statements of the Company.
“Subsidiary Securities” means any shares of capital stock or other equity securities of any Subsidiary of the Company, any options, warrants or other rights to acquire any shares of capital stock or other equity securities of any Subsidiary of the Company and any other securities convertible into or exercisable or exchangeable for (or entitling the holder thereof to subscribe for) any shares of capital stock or other equity securities of any Subsidiary of the Company.
“Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section l.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.
“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.
“Third Party Claim” has the meaning set forth in Section 4.7(b).
“Transfer Agent” means Wells Fargo Shareowner Services, St. Paul, Minnesota, in its capacity as transfer agent for the Company, or any successor transfer agent for the Company.
“Transaction Documents” has the meaning set forth in the Preamble.
“Treasury” means the U.S. Department of the Treasury.
“Unaudited Financial Statements” has the meaning set forth in Section 3.1(i).
ARTICLE II

PURCHASE AND SALE
2.1    Purchase and Sale of the Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company agrees to issue, sell, convey and transfer to the Purchaser, and the Purchaser agrees to purchase from the Company, for its own account, free and clear of all Liens, 229,730 Shares of Common Stock. The purchase price for the Shares will be $37.00 per Share (“Purchase Price”), and the aggregate Purchase Price for the Shares will be equal to $8,500,010 (“Subscription Amount”).
2.2    Closing. Unless this Agreement has been terminated in accordance with Section 6.13, the Closing of the purchase and sale of the Shares will take place, simultaneously with the closing of the sale of shares of Common Stock to the Other Purchasers pursuant to the Other Purchase Agreements, at a time and date as shall be agreed upon by the parties hereto, but in no event later than the third (3rd) Business Day following the date on which the conditions to the Closing set forth in this Agreement shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment of waiver of those conditions), remotely by facsimile or electronic transmission or by such other means and at such location as the parties may mutually agree. The Company and the Purchaser agree to use all reasonable best efforts to cause the Closing to take place on or prior to December 31, 2012 (the “Outside Date”). In the event the Closing does not take place on or prior to the Outside Date, this Agreement may be terminated with no further obligation or liability by either party hereto in accordance with Section 6.13(a)(ii); provided, however, that if the Closing does not take place on or prior to the Outside Date solely by reason of nonsatisfaction of the condition set forth in Section 5.l(i)(2), then any party may elect to extend the Outside Date until January 31, 2013 by providing written notice to the other party on or not more than three (3) Business Days prior to December 31, 2012 (and such extended date shall be the “Outside Date.” Subject to the satisfaction or waiver of the conditions set forth in Sections 5.1 and 5.2, on the Closing Date, the Company will deliver to the Purchaser the Shares against payment by the Purchaser, by wire transfer of immediately available U.S. funds in accordance with the wire instructions delivered in writing to the Purchaser not later than two (2) Business Days prior to the Closing Date, equal to the Subscription Amount to a bank account designated by the Company.
2.3    Closing Deliveries.
(a)    At or prior to the Closing, the Company will issue, deliver or cause to be delivered to the Purchaser the following (“Company Deliverables”):
(i)    this Agreement, duly executed by the Company;
(ii)    stock certificate, free and clear of all restrictive and other legends (except as expressly provided in Section 4.2(b)), evidencing the Shares, registered in the name of each Purchaser in the number of Shares to be allocated to each Purchaser or as otherwise set forth on the Purchaser’s Stock Certificate Questionnaire included as Exhibit A hereto (“Stock Certificates”);
(iii)    a legal opinion of Company Counsel, dated as of the Closing Date, in substantially the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchaser, which opinion shall be identical in all material respects to any opinion that may be delivered to the Other Purchasers as part of the Private Placement;
(iv)    the Registration Rights Agreement, duly executed by the Company;
(v)    a certificate of the Secretary of the Company, in the form attached hereto as Exhibit C, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by the Transaction Documents, including the issuance of the Shares under this Agreement and the shares of Common Stock under the Other Purchase Agreements, (b) certifying the current versions of the Constituent Documents of the Company, and (c) certifying as to the signatures and authority of the individuals signing the Transaction Documents and related documents on behalf of the Company;

(vi)    a certificate of the Chief Executive Officer of the Company, in substantially the form attached hereto as Exhibit D, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.l(a), 5.l(b) and 5.l(j); and
(vii)    a Certificate of Good Standing and a Certificate of Existence for the Company from the Louisiana Secretary of State dated as of a recent date.
(b)    At or prior to the Closing, the Purchaser will deliver or cause to be delivered to the Company the following (“Purchaser Deliverables”):
(i)    this Agreement, duly executed by such Purchaser;
(ii)    the Subscription Amount, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions;
(iii)    the Registration Rights Agreement, duly executed by such Purchaser; and
(iv)    a fully completed Stock Certificate Questionnaire in the form attached hereto as Exhibit A.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which are made as of such date) to the Purchaser that:
(a)    Subsidiaries. The Company has no direct or indirect Subsidiaries or equity interest in any other Person other than as set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, nonassessable (except to the extent that stock of an Louisiana state bank may be assessable under La R.S. 6:262) and free of preemptive and similar rights to subscribe for or purchase securities.
(b)    Organization and Qualification; Bank Regulations.
(i)    Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of their respective Constituent Documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and would not reasonably be expected to have a Material Adverse Effect.
(ii)    The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company has also made an election to become and is a financial holding company pursuant to Section 4(k) and (1) of the BHC Act. The Bank holds the requisite authority from the Louisiana Office of Financial Institutions (the “OFI”) to do business as an Louisiana state bank under the Laws of the State of Louisiana. The Company and its Subsidiaries are in compliance with all Laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the OFI and any other federal or state bank regulatory authorities (together with the OFI, the Federal Reserve and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its Subsidiaries, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. The deposit accounts of the Bank are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due; and no proceedings for the termination or revocation of deposit insurance are pending or, to the Company’s Knowledge, threatened. The Bank has the full power and authority to own or lease all of the assets or properties owned or leased by it and to conduct its business in all material respects.
(c)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into this Agreement, the Other Purchase Agreements and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby, and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Shares in accordance with the terms hereof. The execution, delivery and performance by the Company of this Agreement, the Other Purchase Agreements and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares), have been duly authorized by all necessary corporate action on the part of the Company and its Board of Directors, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith, other than in connection with the Required Filings. This Agreement and the Registration Rights Agreement have been duly and validly executed by the Company, and assuming the due authorization, execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser, will constitute the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application; (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law. There are no shareholder agreements, voting agreements, voting trust agreements or similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders, and no such agreements are currently contemplated.
(d)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Other Purchase Agreements and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate the Constituent Documents of the Company or any Subsidiary; (ii) result in the creation or imposition of any Lien on the Shares or any of the assets or properties of the Company or any Subsidiary; (iii) conflict with, violate or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give to any other Person any right of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party; or (iv) conflict with, violate or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under any federal, state, local or foreign statute, ordinance, law, rule, regulation, order, judgment, decree, agency requirement or legal requirement (including federal and state securities laws) (each, a “Law”) applicable to the Company or any Subsidiary, except in the case of clauses (iii) and (iv) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(e)    Filings, Consents and Approvals. The execution, delivery and performance by the Company of this Agreement, the Other Purchase Agreements and the Registration Rights Agreement and the transactions contemplated hereby and thereby will not require any action by, or in respect of, or filing with, any federal, state, local or other Governmental Authority, self-regulatory organization or other Person, other than (i) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, and (ii) the requisite filings under state securities Laws to qualify the offering of Shares for exemptions from securities registration (collectively, the “Required Filings”); and (iii) the filing of a registration statement and such other notices and filings as maybe required pursuant to the Registration Rights Agreement.

(f)    Issuance of the Shares. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, against payment of the Subscription Amount, will be duly authorized by all necessary corporate action, duly and validly issued, fully paid, non-assessable, free and clear of all Liens (other than restrictions on transfer provided for in this Agreement or imposed by applicable securities Laws), and free of any preemptive or similar rights.
(g)    Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 6,616,565 shares are issued and 6,612,196 shares outstanding as of the date hereof, and (ii) 1,000,000 shares of Preferred Stock, of which 48,260 are issued and outstanding as of the date hereof. Such shares of Preferred Stock have been designated as Senior Noncumulative Perpetual Preferred Stock, Series C, and were issued to the Treasury on July 6, 2011 in connection with the Company’s participation in the Treasury’s Small Business Lending Fund Program. Immediately following consummation of the Private Placement and the issuance of additional shares of Common Stock pursuant thereto, the Shares acquired by the Purchaser pursuant to this Agreement will represent not more than 9.99% of the issued and outstanding shares of Common Stock. All of the issued and outstanding shares of capital stock of the Company have been, and upon consummation of the Private Placement will be, duly authorized and validly issued and are, and upon consummation of the Private Placement will be, fully paid, non-assessable and free of Liens, with no personal liability attaching to the ownership thereof, have been, and upon consummation of the Private Placement will be, issued in compliance in all material respects with all applicable federal and state securities Laws, and none of such shares of capital stock has been, or upon consummation of the Private Placement will be, issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. As of the date hereof, there are (i) 232,642 outstanding stock options (the “Company Stock Options”) issued as nonqualified stock options pursuant to individual employment or other agreements with a weighted average exercise price equal to $24.19 per share and (ii) 700,000 shares of Common Stock remaining available for issuance under the Company’s 2012 Stock Incentive Plan (the “Company Plan”). Each Company Stock Option (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the individual employment or other agreements, and, to the extent issued under the Company Plan, in compliance with the Company Plan, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date identical to or following the date on which the Board of Directors or compensation committee of the Board of Directors actually awarded such Company Stock Option. As of the date hereof, other than the shares of Common Stock reserved under the Company Plan, no shares of Common Stock or Preferred Stock are reserved for issuance. Neither the Company nor any of its officers, directors or employees is a party to any right of first refusal, tight of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders agreement with respect to the sale or voting of any securities of the Company. Except as disclosed on Schedule 3.l(g), (i) none of the capital stock of the Company is subject to preemptive rights or any other similar rights; (ii) there are no outstanding options or other equity-based awards, warrants, scrip, rights to subscribe to, calls, agreements, arrangements or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, purchase or receive any shares of capital stock of the Company or any Subsidiary, (iii) there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options or other equity-based awards, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, purchase or receive any shares of capital stock of the Company or any Subsidiary; (iv) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, arrangements, commitments, documents or instruments evidencing indebtedness of the Company or any Subsidiary or by which the Company or any Subsidiary is bound, other than credit agreements or facilities entered into by the Bank in the ordinary course of its business; (v) there are no agreements, commitments, understandings or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of the securities of the Company or any Subsidiary under the Securities Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments, agreements, commitments, understandings or arrangements of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to sell, transfer, dispose, repurchase or redeem a security of the Company or any Subsidiary; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any Subsidiary has any liabilities or obligations not disclosed on the Company’s Financial Statements or disclosed in the notes thereto, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect.

(2)    Immediately following the consummation of the Private Placement and assuming no exercises of Company Stock Options prior to Closing, (i) 8,504,088 shares of Common Stock and (ii) 453,666 shares of Preferred Stock (including 405,406 shares of Nonvoting Preferred Stock) will be outstanding as set forth on Schedule 3.l(g).
(h)    Reports, Registrations and Statements. Since January 1, 2010, the Company and its Subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, including, without limitation, all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the BHC Act, and have paid all fees and assessments due and payable in connection therewith. All such reports, registrations and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or its Subsidiaries, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, as the case may be.
(i)    Financial Statements. The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2010 and December 31, 2011 and the related audited consolidated statements of income, shareholders’ equity and cash flows for the year then ended (the “Audited Financial Statements”) and the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2012 and the related unaudited consolidated statements of income for the periods then ended (the “Unaudited Financial Statements,” and collectively with the Audited Financial Statements, the “Financial Statements”), have been delivered to Purchaser prior to the date hereof. The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and the Subsidiaries. The Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the applicable Government Authority with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto and except that the Unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the results of operations and changes in shareholders’ equity and the consolidated financial position of the Company and its Subsidiaries taken as a whole (in each case to the extent such items are presented in such Financial Statements) as of and for the dates thereof and for the periods then ended (as applicable), subject, in the case of the Unaudited Financial Statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.
(j)    Tax Matters. Each of the Company and its Subsidiaries (i) has prepared and timely filed all foreign, federal and state income and all other Tax Returns and all such Tax Returns were complete and correct in all material respects; (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such Tax Returns, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company in accordance with GAAP; (iii) has set aside on its books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply, (iv) is not subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries either within the Company’s Knowledge or claimed, pending or raised by an authority in writing; (v) is not a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement; (vi) has not participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2); (vii) does not have any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise; (viii) has timely withheld, collected or deposited as the case may be all material Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by it, and to the extent required, have been paid to the relevant taxing authority in accordance with applicable Law; and (ix) have complied with all applicable information reporting requirements in all material respects.

(k)    Material Changes. Since December 31, 2011, except as disclosed on Schedule 3.1(k), (i) there have been no events, circumstances, changes, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements pursuant to GAAP; (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreement, arrangement, commitment or understanding to purchase or redeem any shares of its capital stock; (v) the Company has not issued any equity securities to any officer, director or Affiliate; (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject; (vii) to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of: (A) the Bank’s nonperforming loans (including nonaccrual loans and loans ninety (90) days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or Bank’s financial statements with respect thereto; and (viii) there has not been any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Company or any Subsidiary, whether or not covered by insurance.
(l)    Environmental Matters. Neither the Company nor any Subsidiary (i) is in violation of any Law relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”); (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws; (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws; or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.
(m)    Litigation. Except as disclosed on Schedule 3.l(m), there is no Action that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the transactions contemplated hereby (including the issuance of the Shares hereunder) or (ii) has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, if there was an unfavorable decision, and neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) which are not appropriately reflected or reserved against in the Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since June 30, 2012, in the ordinary course of business consistent with past practice. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by any Governmental Authority involving the Company or any current or former director or officer of the Company. Except as disclosed on Schedule 3.1(m), there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against the Company or any executive officers or directors of the Company in their capacities as such which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
(n)    Employment Matters. Employees of the Company and its Subsidiaries are not and have never been represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the Company’s Knowledge, threatened against or involving the Company or any Subsidiary. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or noncompetition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any material liability with respect to any of the foregoing matters. The Company and each Subsidiary is in compliance in all material respects with all U.S. federal, state, local and foreign Laws and regulations relating to employment and fair employment practices, immigration, terms and conditions of employment, compensation, benefits, employment discrimination and harassment, workers compensation, occupational safety and health, and wages and hours. Neither the Company nor any Subsidiary is a party to or otherwise bound by any consent decree with or citation by any Governmental Authority relating to employees or employment practices. As of the date of this Agreement, no material employee has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries.
(o)    Compliance. The Company and its Subsidiaries are in material compliance with all Laws of any Governmental Authority applicable to their respective businesses or operations. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived); (ii) is in violation of any order of any Governmental Authority having jurisdiction over the Company, any Subsidiary or their respective properties or assets; or (iii) is in violation of, or in receipt of written notice that it is in violation of, any Law of any Governmental Authority or self-regulatory organization applicable to the Company or any Subsidiary, except in each case as has not had or would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(p)    Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations, consents, licenses, franchises, variances, exemptions, orders, approvals and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any Subsidiary has received any notice in writing of Actions relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the suspension, revocation or material adverse modification of any Material Permits.
(q)    Title to Assets. Each of the Company and its Subsidiaries has good and marketable title to all real property and tangible personal property owned by it that is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or such Subsidiary, as applicable. Any real property and facilities held under lease by the Company or any of its Subsidiaries is held by such party under a valid, subsisting and enforceable lease with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or such Subsidiary, as applicable. There is not, under any such lease, any existing default by the Company or any such Subsidiary or any event which, with notice or lapse of time or both, would constitute such default. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or, to the Company’s Knowledge, potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.
(r)    Intellectual Property; Privacy. Except as disclosed on Schedule 3.l(r), each of the Company and its Subsidiaries owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, brand names, trade names, copyrights, designs, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), free and clear of all Liens and third party rights, necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, possess, license or have such rights has not had and would not have or reasonably be expected to have a Material Adverse Effect. Except where such violations, misappropriations, infringements or unauthorized use would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no infringement, misappropriation or unauthorized use by third parties of any such Intellectual Property; (iii) there is no pending or threatened Action by any Person challenging the Company’s and/or any Subsidiary’s rights in or to any such Intellectual Property; (iv) there is no pending or threatened Action by any Person challenging the validity or scope of any such Intellectual Property; and (v) there is no pending or threatened Action by any Person that the Company and/or any Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property of any other Person. The Company and its Subsidiaries comply in all material respects with all

Laws with respect to the protection of personal privacy, personally identifiable information, sensitive personal information and any special categories of personal information regulated thereunder.

(s)    Insurance. Each of the Company and its Subsidiaries is insured, and during each of the past two calendar years has been insured, by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary In the businesses and locations in which the Company and its Subsidiaries are engaged. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than their existing insurance coverage.
(t)    Transactions With Affiliates and Employees. Except as set forth on Schedule 3.l(t), none of the officers, directors, employees or Affiliates of the Company or any of its Subsidiaries is presently a party to any contract, arrangement or transaction with the Company or any of its Subsidiaries or to a presently contemplated contract, arrangement or transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act if such item were applicable to the Company.
(u)    Internal Accounting Controls. The Company maintains a system of internal accounting controls that is designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect. The Company has not been advised of any material weaknesses in the design or operation of internal controls over financial reporting which could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data, or any fraud, whether or not material, that involves management. Since January 1, 2011, (i) no material weakness in internal controls has been identified by the Company’s auditors or management; and (ii) there have been no significant changes in internal controls that could reasonably be expected to materially and adversely affect internal controls.
(v)    No Integrated Offering; Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement and assuming the accuracy of the representations and warranties of each other Person who purchased Common Stock during the past six (6) months, (i) none of the Company, any Subsidiary nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security. or solicited any offers to buy any security under circumstances that would cause such offers and sales to be integrated for purposes of Regulation D and any state securities or blue sky laws with the offer and sale by the Company of the Shares hereunder or the shares of Common Stock under the Other Purchase Agreements or that otherwise would cause the exemption from registration under Regulation D or and any state securities or blue sky laws to be unavailable in connection with the offer and sale by the Company of the Shares hereunder or the shares of Common Stock under the Other Purchase Agreements and (ii) no registration under the Securities Act or any state securities or blue sky laws is required for the offer and sale by the Company of the Shares hereunder or the shares of Common Stock under the Other Purchase Agreements.
(w)    Investment Company. Neither the Company nor any of its Subsidiaries is, and immediately after receipt of payment for the Shares will be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(x)    Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal, or state legal requirement; (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee; or (v) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations.
(y)    Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar agreement, arrangement or understanding relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all action necessary to render inapplicable any control share acquisition, business combination, fair price, moratorium, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under applicable Law, the Company’s Constituent Documents, or any agreement, arrangement or understanding with any of the Company’s shareholders or any other Person that is or could become applicable to the Purchaser as a direct consequence of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares to the Purchaser and the Purchaser’s ownership of the Shares.
(z)    Off Balance Sheet Arrangements. There is no agreement, commitment, transaction, arrangement, or other relationship between the Company (or any of its Subsidiaries) and any unconsolidated or other off balance sheet entity that would have or reasonably be expected to have a Material Adverse Effect.
(aa)    OFAC. Neither the Company nor any Subsidiary nor any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the Treasury (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OF AC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
(bb)    No Additional Agreements. Except as set forth on Schedule 3.l(bb), the Company has no other agreements, arrangements or understandings (including, without limitation, the Other Purchase Agreement or any side letters) with any Person to issue shares of capital stock of the Company on terms more favorable to such Person than as set forth herein.
(cc)    Well Capitalized. Immediately following consummation of the Private Placement, the Bank will be “well capitalized” under applicable Federal Reserve and FDIC regulations for prompt corrective action.
(dd)    Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since January 1, 2008, has adopted any board resolutions at the request of, any Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since January 1, 2011 by any Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and its Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any of its

Subsidiaries has received any notice from any Governmental Authority indicating that the Company or any of its Subsidiaries is not in compliance in all material respects with any such Regulatory Agreement.

(ee)    Fiduciary Obligations. The Company and its Subsidiaries have, in all material respects, properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state Law and regulation and common law. None of the Company, its Subsidiaries or any director, officer or employee of the Company or its Subsidiaries has, in any material respect, committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.
(ff)    No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares hereunder or the shares of Common Stock under the Other Purchase Agreements.
(gg)    Mortgage Banking Business. Except for such matters that have not had and would not reasonably be expected to have a Material Adverse Effect:
(i)    The Company and its Subsidiaries have complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or its Subsidiaries satisfied, (A) all applicable federal, state and local Laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan and (E) the underwriting guidelines and other loan policies and procedures of the Company or any applicable Subsidiary;
(ii)    No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with Laws; and
(iii)    To the Company’s Knowledge, the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of June 30, 2012.
For purposes of this Section 3.l(gg): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other Governmental Authority with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the

United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
(hh)    Risk Management Instruments. Except as has not had or would not be reasonably be expected to have a Material Adverse Effect, since January 1, 2011, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of its Subsidiaries, were entered into (1) only for purposes of mitigating identified risk and in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable Laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or its Subsidiary, enforceable in accordance with its terms. Neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement. The Company aild its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation designed to protect against risks or the type and in amounts reasonably expected to be incurred by persons of similar size and in similar lines of business as the Company and its Subsidiaries.
(ii)    ERISA. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, any Subsidiary, or any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code, would have any liability. None of the Company, any Subsidiary or any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code maintains, contributes or has any liability, whether contingent or otherwise, with respect to, and has not within the preceding six (6) years maintained, contributed or had any liability, whether contingent or otherwise, with respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, that is, or has been, (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) maintained by more than one employer within the meaning of Section 413(c) of the Code, (iii) subject to Sections 4063 or 4064 of ERISA, or (iv) a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA. Each “pension plan” for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification. Neither the Company nor any Subsidiary has any obligation to provide or make available any post-employment benefit under any “welfare plan” (as defined in Section 3(1) of ERISA) for any current or former employee or other service provider, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar state Law.
(jj)    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(l).
(kk)    Nonperforming and Classified Assets. Except as set forth on Schedule 3.l(kk), to the Company’s Knowledge, as of the date hereof, the Company believes that its Subsidiaries will be able to fully and timely collect substantially all interest, principal or other payments when due under their respective loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and its Subsidiaries, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Financial Statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and its Subsidiaries.
(ll)    Change in Control. The issuance of the Shares to the Purchaser pursuant to this Agreement and the issuance of shares of Common Stock to the Other Purchasers pursuant to the Other Purchase Agreements will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(mm)    Material Contracts. Each Material Contract is valid and binding on the Company or its Subsidiaries, as the case may be, and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Company’s Knowledge, is valid and binding on the other parties thereto. The Company and each of its Subsidiaries (and, to the Company’s Knowledge, each· other party thereto) has in all material respects performed all obligations required to be performed by it to date under each Material Contract. To the Company’s Knowledge, no other party to the Material Contracts is in breach, violation or default of any such Material Contract, and no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default by any such other party to any such Material Contract. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.
(nn)    Brokers and Finders. Except as set forth on Schedule (nn), other than the Placement Agent with respect to the Company (which fees are to be paid by the Company and are also set forth on Schedule 3.l(nn)), no Person will have, as a result of the transactions contemplated by this Agreement and the Other Purchase· Agreements, any valid right, interest or claim against or upon the Company, its Subsidiaries or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any of its Subsidiaries and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary in connection with the Transaction Documents or the transactions contemplated hereby or thereby.
(oo)    Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(pp)    Money Laundering Laws. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any Governmental Authority involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.
(qq)    Compliance with Certain Banking Regulations. To the Company’s Knowledge, there are no existing facts and circumstances, and management has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977 (the “CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Currency and Foreign Transactions Reporting Act of 1970, as amended, or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.
(rr)    Common Control. The Company is not and, after giving effect to the offering and sale of the Shares pursuant to this Agreement and the shares of Common Stock pursuant to the Other Purchase Agreements, will not be under the control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (12 C.F.R. Part 225) (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company is not in BHC Act Control of any “insured depository institution,” as defined under Section 3(c)(2) of the Federal Deposit Insurance Act of 1950, as amended, other than the Bank. The Bank is not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y) other than Company. Neither the Company nor the Bank controls, in the aggregate, more than five percent (5%) of the outstanding voting class, directly or indirectly, of any federally insured depository institution, other than the Company’s ownership interest in the Bank.
(ss)    Securities Purchase Agreement. This Agreement is substantially identical in all material respects to the Other Purchase Agreements entered into between the Company and the Other Purchasers purchasing shares of Common Stock except as to: (i) the type and number of shares of Common Stock and Nonvoting Preferred

Stock to be purchased and the aggregate purchase price for such shares (but not the purchase price per share) set forth in Section 2.1 (together with such necessary conforming changes); (ii) reimbursement of certain fees and expenses incurred by Other Purchasers which are capped at a maximum aggregate of $125,000; (iii) Other Purchasers may qualify as a "venture capital operating company" ("VCOC") as defined in the U.S. Department of Labor Regulations codified at 29 C.F.R. Section 2510.3-101, and the Other Purchase Agreements accordingly include the execution and delivery of a VCOC Letter as well as certain VCOC Investor inspection rights; (iv) Other Purchase Agreements contain provisions relating to rights to a Board seat on both the Company's and the Bank's Board of Directors, and/or certain observer rights; (v) Other Purchase Agreements contain additional rights based on maintenance of a defined Qualifying Ownership Interest in the Company's securities; and (v) Other Purchase Agreements may differ with respect to the verbiage and percentage amounts set forth under Section 4.15, Avoidance of Control.
(tt)    Directors’ and Officers’ Insurance. (i) The Company maintains directors’ and officers’ liability insurance and fiduciary liability insurance with, to the Company’s Knowledge, financially sound and reputable insurance companies with benefits and levels of coverage that the Company believes to be prudent and customary in the businesses and locations in which the Company and its Subsidiaries are engaged. (ii) the Company has timely paid all premiums on such policies and (iii) there has been no lapse in directors’ and officers’ liability insurance and fiduciary liability insurance coverage during the term of such policies.
3.2    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:
(a)    Organization; Authority. The Purchaser is a limited partnership validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Purchaser, and. the performance by the Purchaser of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and assuming the due authorization, execution and delivery of this Agreement by the Company, will constitute the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application; (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.
(b)    No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the Constituent Documents of the Purchaser; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party; or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.
(c)    Investment Intent. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Laws, and the Purchaser is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of, the Securities Act or any applicable state securities Laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities Laws. Except with respect to the Registration Rights Agreement, the Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares to or through any Person.

(d)    Purchaser Status. The Purchaser is an “accredited investor” as defined in Rule 50l(a) under the Securities Act.
(e)    General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(f)    Investment Risk. The Purchaser understands that its investment in the Shares involves a significant degree of risk and that no representation is being made as to the future value or trading volume of the Shares.
(g)    Experience of the Purchaser. The Purchaser, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
(h)    Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.
(i)    Brokers and Finders. Other than the Placement Agent with respect to the Company (which fees are to be paid by the Company and are also set forth on Schedule 3.l(nn)), no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.
(j)    Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement, and the Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the statements, representations and warranties contained in this Agreement. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. The Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and the Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by this Agreement.
(k)    Reliance on Exemptions. The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(l)    No Governmental Review. The Purchaser understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
(m)    No Regulatory Consents or Approvals. Except as required pursuant to Section 5.l(k), no consent, approval, order or authorization of, or registration, declaration or filing with, any Bank Regulatory Authority or other third party is required on the part of Purchaser in connection with (a) the execution, delivery or performance by Purchaser of this Agreement and the Transaction Documents contemplated hereby or (b) the consummation by Purchaser of the transactions contemplated hereby.
(n)    Residency. The Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Shares was made (if an entity) are located at the address of Purchaser contained in Section 6.2.
3.3    No Additional Representations and Warranties. The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this ARTICLE III and the Transaction Documents.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
4.1    Filings; Other Actions.
(a)    The Purchaser (on behalf of itself and its Affiliates, and its and their respective directors, officers, partners, members and shareholders), on the one hand, and the Company (on behalf of itself and its Affiliates), on the other hand, will cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings, and other documents, and to obtain all necessary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Authorities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and to perform their respective covenants in this Agreement and the other Transaction Documents. Each party shall, and shall cause its respective Affiliates, and its and their respective directors, officers, partners, members and shareholders to) execute and deliver, both before and after the Closing, such further certificates, agreements, and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. Notwithstanding anything herein to the contrary, the Purchaser and its Affiliates are not subject to any covenant or agreement under this Agreement to file any application or notice under the BHC Act or the CIBC Act in connection with any of the transactions as contemplated hereby, and nothing herein shall require the Purchaser or any of its Affiliates to take any action that would result in the Purchaser or its Affiliates being deemed to control the Company for the purposes of the BHC Act or the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions), or that would require the Purchaser or its Affiliates to Register as a bank holding company, or that would result in the imposition of any Burdensome Condition. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.
(b)    Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners, members and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Authority in connection with Transaction Documents; provided, however, that this Section 4.1(b) shall not require a party to furnish any of its or its Affiliates’ partnership agreements.
4.2    Transfer Restrictions.

(a)    Compliance with Laws. Notwithstanding any other provision of this Agreement, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities Laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to one or more Affiliates of Purchaser, (iii) to the Company; (iv) in a merger or other recapitalization or business combination transaction authorized and approved by the Board of Directors, or (v) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion will be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Shares under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (iii), (iv) or (v) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Shares.
(b)    Legends. Certificates evidencing the Shares will bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.2(c) or applicable Law:
THESE SECURITIES HA VE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.
(c)    Removal of Legends. The Company will take such action as may be necessary and appropriate to cause the Transfer Agent to issue to the Purchaser new certificates representing the Shares without such restrictive legends as set forth in Section 4.2(b) in exchange for the certificates issued to the Purchaser under Section 2.3(a)(ii) of this Agreement upon the earliest to occur of the following: (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144, or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(l) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by the Purchaser to the Transfer Agent of a legended certificate representing such Shares (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.2(c). Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company.

(d)    Cooperation by the Company. The Company shall cooperate, in accordance with reasonable and customary business practices with any and all transfers, whether by direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation or other transfer or disposition, for consideration or otherwise, whether voluntarily or involuntarily, by operation of law or otherwise, by the Purchaser or any of its successors and assigns of the Securities and other shares of Common Stock such party may beneficially own prior to or subsequent to the date hereof in accordance with this Agreement.
4.3    Form D and Blue Sky. The Company will take such action as the Company reasonably determines is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable federal and state securities Laws (or to obtain an exemption from such qualification). The Company will make all filings and reports relating to the offer and sale of the Shares required under applicable federal and state securities Laws following the Closing Date.
4.4    No Integration. The Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would violate the integration rules and policies of the Commission and/or any state securities regulatory, or require the registration under the Securities Act of the sale of the Shares to the Purchaser.
4.5    Publicity. The Company shall be permitted, without the prior consent of Purchaser, to issue a press release in connection with the closing of the Private Placement. Such press release may include the total number of Shares of Common Stock and shares of Nonvoting Preferred Stock sold and the amount of capital raised pursuant to the Private Placement, including Shares acquired by the Purchaser and the Other Purchasers. Without limiting the foregoing, the Company shall not publicly disclose the name of the Purchaser or any Affiliate or investment adviser of the Purchaser, or include the name of the Purchaser or any Affiliate or investment adviser of the Purchaser in any press release or in any filing with the Commission or any regulatory agency (other than in such filings as may be requested by the Federal Reserve in connection with this Private Placement), without the prior written consent of the Purchaser, except to the extent such disclosure is required by Law, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted hereunder and a reasonable opportunity to provide comments on such disclosure.
4.6    Confidentiality. Except with the prior written consent of the Company or as otherwise required by Law, the Purchaser will keep confidential and will not disclose, in whole or in part, any Confidential Information (other than to its Representatives), and the Purchaser will use its reasonable best efforts to cause its Representatives who are provided Confidential Information to keep such Confidential Information confidential in accordance with the terms of this Section 4.6 to the fullest extent as if they were parties hereto.
4.7    Indemnification.
(a)    Indemnification of the Purchaser. The Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, managers, partners, employees, agents, successors and assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, managers, members, partners, employees, agents, successors and permitted assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, interest and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and expenses and costs of investigation, preparation and defense (collectively, “Losses”) that any such Indemnified Person may suffer or incur as a result of (i) any breach of or inaccuracy in any of the representations or warranties made by the Company in this Agreement, (ii) any breach or default in performance of any of the covenants or agreements made by the Company in this Agreement, or (iii) any action instituted against an Indemnified Person in any capacity, or any of them or their respective Affiliates, by any Governmental Authority, shareholder of the Company or any other Person who is not an Affiliate of such Indemnified Person, arising out of the transactions contemplated by this Agreement and the other Transaction Documents. The Company will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement. Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to purchase price for Tax purposes, except as otherwise required by Law.
(b)    Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of any notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought pursuant to this Section 4.7 (“Indemnification Claim”), such Indemnified Person will notify the· Company in writing of such Indemnification Claim; provided that the failure of any Indemnified Person to so notify the Company will not relieve the Company of its obligations hereunder except to the extent that such failure will have materially and adversely prejudiced the Company (as finally determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In the event that any Indemnification Claim would or might give rise to a claim or the commencement of any Proceeding by a third party (“Third Party Claim”), the Company shall be entitled to assume and control the defense thereof, including the employment of counsel reasonably satisfactory to the applicable Indemnified Person at the Company’s expense, if the Company gives notice to the Indemnified Person of its intent to do so within twenty (20) Business Days of the Company’s receipt of notice of the Third Party Claim from the Indemnified Person and agrees in writing, subject to the limitations and other provisions set forth in this Agreement, that it shall indemnify the Indemnified Person with respect to such Third Party Claim. In any Third Party Claim, any Indemnified Person will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Person, unless: (i) the Company and the Indemnified Person will have mutually agreed to the retention of such counsel; (ii) the Company will have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; (iii) the Third Party Claim does not seek solely monetary relief, (iv) the Company does not conduct the defense of the Third Party Claim actively and diligently, or (v) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interest between them. The Company will not be liable for any settlement of any Proceeding related to any Indemnification Claim effected without its written consent, which consent will not be unreasonably withheld, delayed or conditioned; provided that in the event the Company has not (i) assumed the defense in such Proceeding and (ii) agreed in writing that it shall indemnify the Indemnified Person with respect to such Proceeding, nothing set forth herein shall prohibit the Indemnified Person from effecting a settlement of such Proceeding and initiating an Indemnification Claim against the Company following such settlement. Without the prior written consent of the Indemnified Person, the Company will not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding, (ii) ascribes no fault on the part of such Indemnified Person and (iii) provides for solely monetary relief. In the event the Company exercises the right to undertake any defense against any Third Party Claim as provided above, the Indemnified Person shall reasonably cooperate with the Company in such defense and to the extent possible make available to the Company all witnesses, pertinent records, materials and information in the Indemnified Person’s possession or under the Indemnified Person’s control relating thereto as is reasonably requested by the Company. Similarly, in the event the Indemnified Person is, directly or indirectly, conducting the defense against any Third Party Claim, the Company shall reasonably cooperate with the Indemnified Person in such defense and to the extent possible make available to the Indemnified Person all witnesses, records, materials and information in the Company’s possession or under the Company’s control relating thereto as is reasonably requested by the Indemnified Person.
(c)    Limitation on Amount of Company’s Indemnification Liability.
(i)    Deductible. Except as provided otherwise in Section 4.6(c)(iii), the Company will not be liable for Losses that otherwise are indemnifiable under Section 4.6(a)(i) until the total of all Losses incurred by Purchaser exceeds $350,000.
(ii)    Maximum. Except as provided otherwise in Section 4.6(c)(iii), the maximum aggregate liability of the Company for all Losses under Section 4.6(a)(i) is the Subscription Amount.

(iii)    Exceptions. The provisions of Section 4.6(c)(i) and (ii) do not apply to (A) claims due to the inaccuracy of any of the representations or breach of any warranties of the Company in Sections 3.l(a), 3.l(b), 3.l(c), 3.l(e), 3.l(f), 3.l(g), 3.l(i) and 3.l(nn) or (B) indemnification claims involving fraud or knowing and intentional misconduct on behalf of the Company. For purposes of the indemnity contained in Section 4.7(a), all qualifications and limitations set forth in the Company’s representations and warranties as to “materiality,” “Company’s Knowledge,” “Material Adverse Effect” and words of similar import shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement.
4.8    Use of Proceeds. The Company intends to use all or substantially all of the net proceeds from the sale of the Shares to further capitalize the Company and the Bank for general corporate and working capital purposes. In addition, the Company may also use a portion of the proceeds of the offering to redeem all or a portion of its outstanding preferred stock or to repay all or a portion of our line of credit with First National Bankers Bank; if any. Additionally, the Company may. use the net proceeds to develop additional banking offices or to finance· bank or other acquisitions.
4.9    Limitation on Beneficial Ownership. Neither the Purchaser nor any of its Affiliates will be entitled to purchase a number of Shares that would result in such the Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.9% of the issued and outstanding shares of Common Stock (counting for such purposes the number of shares· of Common Stock into which any shares of Nonvoting Preferred Stock then outstanding are directly or indirectly convertible, without regard to any limitations on conversion that may apply pursuant to the terms of the Nonvoting Preferred Stock).
4.10    Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.
4.11    Conduct of Business. From the date hereof until the earlier of: (x) the Closing Date or (y) the termination of this Agreement in accordance with its terms, except (1) as contemplated by this Agreement or the Other Purchase Agreements and (2) as disclosed in Schedule 4.11, the Company will, and will cause its Subsidiaries to (a) operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their employees, consultants and agents, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations, maintain all of its operating assets in their current condition (normal wear and tear excepted) and will not take or omit to take any action that, if taken or omitted to be taken after January 1, 2011 and prior to the date hereof, would constitute a breach of Section 3.l(k), or (b) refrain from: (1) declaring, setting aside or paying any distributions or dividends on, or making any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock; (2) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or any of its other securities; (3) purchasing, redeeming or otherwise acquiring any capital stock or any of its other securities or any rights, warrants or options to acquire any such capital stock or other securities; (4) issuing, delivering, selling, granting, pledging or otherwise disposing of or encumbering any capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock, voting securities or convertible or exchangeable securities, other than any issuance of Common Stock on exercise of any compensatory stock options outstanding on the date of this Agreement; (5) acquiring or agreeing to acquire in any manner, including by way of merger, consolidation, or purchase of any capital stock or assets, any business of any Person or other business organization or division thereof; or (6) selling, transferring or otherwise disposing of (i) all or substantially all of the assets of the Company or any Subsidiary or (ii) any assets that are material to the business or the operation and management of the business of the Company and the Subsidiaries.
4.12    Delivery of Financial Statements.

(a)    The Company shall deliver to the Purchaser:
(i)    as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company, and the chief financial officer and chief executive officer of the Company shall certify in writing that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the periods specified therein;
(ii)    as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), and the chief financial officer and chief executive officer of the Company shall certify in writing that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in this Section 4.12(a)(ii)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein;
(iii)    as soon as practicable following the request of the Purchaser, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Purchaser to calculate its percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct; and
(iv)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Purchaser may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 4.12(a)(iv) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
4.13    Registration Rights. Contemporaneously with the execution and delivery of this Agreement, the Company and the Purchaser shall execute and deliver the Registration Rights Agreement.
4.14    Rights to Purchase New Securities.
(a)    For so long as the Purchaser, together with its Affiliates, has not transferred any Shares acquired pursuant to this Agreement to one or more third parties, Purchaser shall have the right to purchase, on the terms and conditions set forth herein, Purchaser’s Pro Rata Portion of (i) any Company Securities, or (ii) any Subsidiary Securities, in each case that the Company or the Company’s Subsidiary may propose to issue (each of (i) and (ii), the “New Securities”). Except as otherwise provided herein, the “Pro Rata Portion” of New Securities that the Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock then held by the Purchaser (counting for such purposes all shares of Common Stock into which any securities owned by the Purchaser are directly or indirectly convertible or exercisable, without regard to any limitations on conversion that may apply pursuant to the terms of such securities, if any, and the denominator of which is the total number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock into which any securities owned by all shareholders are directly or indirectly convertible or exercisable, without regard to any limitations on conversion that may apply pursuant to the terms of such securities).
(b)    The Company shall give Purchaser notice (an “Issuance Notice”) of any proposed issuance or sale by the Company or any Subsidiary of the Company of any New Securities at least thirty (30) days prior to the proposed issuance or sale date. The Issuance Notice shall specify the price at which such New Securities are to be issued or sold and the other material terms of the issuance. Subject to Section 4.14(f) below, Purchaser shall be entitled to purchase up to Purchaser’s Pro Rata Portion of the New Securities proposed to be issued or sold, at the price and on the terms specified in the Issuance Notice.
(c)    If Purchaser is to purchase any or all of its Pro Rata Portion of the New Securities specified in the Issuance Notice, Purchaser shall deliver written notice to the Company (an “Exercise Notice”) of its election to purchase such New Securities within thirty (30) days after the date of the Issuance Notice. The Exercise Notice shall specify the number (or amount) of New Securities to be purchased by Purchaser and shall constitute exercise by Purchaser of its rights under this Section 4.14 and a binding agreement of Purchaser to purchase, at the price and. on the terms and conditions specified in the Issuance Notice, the number of shares (or amount) of New Securities specified in the Exercise Notice. If, at the termination of such thirty (30)-day period, Purchaser shall not have delivered an Exercise Notice to the Company, Purchaser shall be deemed to have waived all of its rights under this Section 4.14 with respect to the purchase of such New Securities (but not with respect to the purchase of future issuances of New Securities).
(d)    The Company or the applicable Subsidiary thereof shall have sixty (60) days after the date of the Issuance Notice to consummate the proposed issuance or sale of any or all of such New Securities that Purchaser has not elected to purchase at the price and upon terms and conditions specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such sixty (60)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than one hundred twenty (120) days after the date of the Issuance Notice. If the Company or a Subsidiary thereof proposes to issue or sell any such New Securities after such sixty (60)-day (or 120-day) period, it shall again comply with the procedures set forth in this Section 4.14.
(e)    At the consummation of the issuance or sale of such New Securities, the Company or the applicable Subsidiary thereof shall issue certificates or instruments representing the New Securities to be purchased by Purchaser in connection with exercising its preemptive rights pursuant to this Section 4.14 registered in the name of Purchaser, promptly following payment by Purchaser of the purchase price for such New Securities in accordance with the terms and conditions as specified in the Issuance Notice.
(f)    Notwithstanding the foregoing, Purchaser shall not be entitled to purchase New Securities as contemplated by this Section 4.14 in connection with issuances or sales of New Securities (i) to employees, officers, directors or consultants of the Company pursuant to any employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements), (ii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction, (iii) in connection with the exercise or conversion of outstanding Company Securities or any interest payment, dividend or distribution in respect of outstanding Company Securities, (iv) in connection with any expedited issuance of New Securities undertaken at the written direction of an applicable Bank Regulatory Authority, or (v) in connection with the issuance of Company Securities pursuant to the Other Purchase Agreements. Purchaser shall not be entitled to purchase New Securities to the extent that such purchase would cause Purchaser to be in breach of its obligations under Sections 4.9 and 4.15, respectively.
(g)    Notwithstanding the foregoing provisions of this Section 4.14, if a majority of the directors of the Board of Directors determines that it is in the best interests of the Company to issue equity or debt securities on an expedited basis, then the Company may consummate the proposed issuance or sale of such securities prior to the expiration of the time periods set forth in Sections 4.14(b) and (c) (an “Expedited Issuance”). In connection with such Expedited Issuance, the Company and the Board of Directors shall make appropriate provision in order to comply with the provisions of this Section 4.14 following the completion of such Expedited Issuance. The sale of any such additional New Securities under this Section 4.14(g) to the Purchaser and to the Other Purchasers pursuant to similar provisions in the Other Purchase Agreements shall be consummated as promptly as is practicable, but in any event no later than ninety (90) days subsequent to the date on which the Company consummates the Expedited Issuance. Notwithstanding anything to the contrary in this Agreement, no rights of the Purchaser under this Agreement will be adversely affected solely as the result of the temporary dilution of its percentage ownership of Common Shares due to an Expedited Issuance under this Section 4.14(g); provided, however, that such rights may be adversely affected from and after such time, if any, that the Purchaser declines to purchase Common Shares offered to the Purchaser under this Section 4.14.
(h)    The Company and the Purchaser shall cooperate in good faith to facilitate the exercise of the Purchaser’s rights under this Section 4.14, including to secure any required third party approvals or consents.
4.15    Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption,. repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Purchaser’s pro rata proportion), that would cause (a) the Purchaser’s or any other Person’s equity of the Company (together with equity owned by the Purchaser’s or other Person’s Affiliates (as such term is used under the BHC Act)) to exceed 33.3% of the Company’s total equity (provided that there is no ownership or control in excess of 9.9% of any class of Voting Securities by the Purchaser or any other Person, together with their respective Affiliates, as applicable) or (b) the Purchaser’s or any other Person’s ownership of any class of Voting Securities (together with the ownership by the Purchaser’s Affiliates (as such term is used under the BHC Act) of Voting Securities) to exceed 9.9%, in each case without the prior written consent of the Purchaser or such Person, or to increase to an amount that would constitute “control” under the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause the Purchaser to “control” the Company under and for purposes of the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, the Purchaser (together with its Affiliates (as such term is used under the BHC Act)) shall not have the ability to purchase more than 33.3% of the Company’s total equity or exercise any voting rights of any class of securities in excess of 9.9% of the total outstanding Voting Securities. In the event either the. Company or the Purchaser breaches its obligations under this Section 4.15 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.
4.16    Inspection. The Company shall permit the Purchaser, at the Purchaser’s expense, to visit and inspect the Company’s and each of its Subsidiaries’ properties; examine each of their respective books of account and records; and discuss with each of their respective officers their affairs, finances, and accounts, during normal business hours as may be reasonably requested by the Purchaser; provided, however, that (a) such right of inspection may be exercised by the Purchaser only once per calendar quarter, and (b) neither the Company nor any Subsidiary shall be obligated pursuant to this Section 4.16 to provide access to any information that the Company or its Subsidiary reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company, its Subsidiaries and their respective legal counsel.
4.17    FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions. So long as the Purchaser holds any Shares, the Company will not, without the consent of the Purchaser, take any action, directly or indirectly, through its subsidiaries or otherwise, that the Board of Directors believes in good faith would reasonably be expected to cause the Purchaser to be subject to transfer restrictions or other covenants of the FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions as in effect at the time of taking such action.
ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1    Conditions Precedent to the Purchaser’s Obligations. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser in writing:
(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date.
(b)    Performance. The Company will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that seeks to restrain, prohibit or rescind the transactions contemplated by this Agreement, including prohibiting or restricting the Purchaser or any of its Affiliates from owning any Shares in accordance with the terms and conditions of this Agreement.
(d)    Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which will be and remain so long as necessary in full force and effect.
(e)    Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).
(f)    Minimum Gross Proceeds. The Company shall have received (or shall receive concurrently with the Closing) gross proceeds from the Private Placement (including, without limitation, the sale of the Shares to the Purchaser pursuant to this Agreement), at a price per share equal to the Purchase Price, in an aggregate amount of not less than $75,000,000.
(g)    No Burdensome Condition. Since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, the Purchaser (or its Affiliates) or the transactions contemplated by this Agreement, by any Governmental Authority (including any Bank Regulatory Authority) which imposes any new restriction or condition on the Company or its Subsidiaries or the Purchaser or any of its Affiliates (other than such restrictions as· are described in any passivity or anti-association commitments, as may be amended from time to time, entered into by the Purchaser) which the Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on the Purchaser (or any of its Affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to the Purchaser to such a degree that the Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or members of the Purchaser or its Affiliates or its investment advisers, other than the identities of Affiliates of the Purchaser, shall be deemed a Burdensome Condition unless otherwise determined by the Purchaser in its sole discretion.
(h)    Termination. This Agreement shall not have been terminated in accordance with Section 6.13 herein.
(i)    Bank Regulatory Issues. (1) The purchase of the Shares shall not (i) cause the Purchaser or any of its Affiliates to violate any bank regulation, (ii) require the Purchaser or any of its affiliates (as such term is used in the BHC Act or the CIBC Act, as applicable) to file a prior notice with the Federal Reserve or its delegee under the CIBC Act or the BHC Act or obtain the prior approval of any bank regulator or (iii) cause the Purchaser, together with any other Person whose Company securities would be aggregated with the Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed under the BHC Act, the CIBC Act, any other applicable bank regulation or law, or any rules or regulations promulgated thereunder (or any successor provisions) to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser which are convertible or exercisable by their terms in the hands of the Purchaser) would represent more than 9.9% of the Voting Securities outstanding at such time, and (2) the Federal Reserve shall have accepted the Purchaser’s usual and customary passivity and anti-association commitments.
(j)    Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement; and
(k)    Federal Reserve. The Purchaser shall have received confirmation, satisfactory in its reasonable good faith judgment, from the Federal Reserve or the Federal Reserve Bank of Dallas, as applicable, and the OFI, to the effect that the purchase of the Shares and the consummation of the Closing and the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement will not result in the Purchaser or any of its Affiliates being deemed in control of the Company or the Bank for purposes of the BHC Act, the Federal Reserve’s Regulation Y and the Laws of the State of Louisiana.
5.2    Conditions Precedent to the Company’s Obligations. The Company’s obligation to sell and issue the Shares to the Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:
(a)    Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct as· of the date when made and as of the Closing Date (other than any inaccuracies that, individually or in the aggregate, would not materially and adversely impact the Purchaser’s ability to fund the Subscription Amount and close the Private Placement in a timely manner), as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date.
(b)    Performance. The Purchaser will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that seeks to restrain, prohibit or rescind the transactions contemplated by this Agreement, including prohibiting or restricting the Purchaser or any of its Affiliates from owning any Shares in accordance with the terms and conditions of this Agreement.
(d)    Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.3(b).
(e)    Termination. This Agreement shall not have been terminated in accordance with Section 6.13 herein.
ARTICLE VI
MISCELLANEOUS
6.1    Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other party such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement and the Registration Rights Agreement.
6.2    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.2 or via electronic mail to the electronic mail address specified in this Section 6.2 prior to 5 :00 p.m., Ruston, Louisiana time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.2 or via electronic mail to the electronic mail address specified in this Section 6.2 on a day that is not a Business Day or later than 5:00 p.m., Ruston, Louisiana time, on any Business Day,

(c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or ( d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications will be as follows:

If to the Company:	Community Trust Financial Corporation
1511 N. Trenton Street
Ruston, Louisiana 71270
Attention: Drake D. Mills
Telephone: (318) 254-7422
Fax: (318) 254-7429
E-mail Address: drake@ctbonline.com

With a copy to:	Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P.
190 E. Capitol St., Suite 800
Jackson, Mississippi
Attention: J. Andrew Gipson
Telephone: (601) 949-4789
Fax: (601) 949-4804
E-mail Address: agipson@joneswalker.com

If to the Purchaser:	Banc Fund VIII L.P.
20 N. Wacker Drive, Suite 3300
Chicago, Illinois 60606
Attention: Terry Murphy
Telephone: (312) 855-6202
Fax: (312) 855-6610
E-mail Address: tmurphy@bancfund.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.
6.3    Amendments; Waivers. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party.
6.4    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
6.5    Successors and Assigns. The provisions of this Agreement will inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Neither this Agreement, nor any rights or obligations hereunder, may be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Shares in compliance with this Agreement and applicable law; provided that such transferee will agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser.”
6.6    No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person other than the express parties hereto, any benefit right or remedies, except as otherwise provided specifically herein. Notwithstanding the foregoing, the provisions of Sections 4.7 shall inure to the benefit of the persons referred to in those Sections to the extent provided therein.

6.7    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SUBJECT TO THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.8    Survival. The representations and warranties of the Purchaser contained herein will not survive the Closing. The representations, warranties, covenants and agreements of the Company shall survive the Closing; provided that, except with respect to the Fundamental Representations, which shall survive the Closing to the extent of the applicable statute of limitations, the representations and warranties of the Company shall survive the Closing for a period of twenty-four (24) months following the Closing Date; provided that the Fundamental Representations shall survive indefinitely and the Statutory Representations shall survive until the expiration of the applicable statute of limitations; provided, further, that if notice of an Indemnification Claim shall have been delivered by an Indemnified Person to the Company prior to the expiration of any representation, warranty, agreement or covenant of the Company in accordance with Section 4.7, this ARTICLE VI and the representations, warranties, agreements and covenants of the Company subject to such Indemnification Claim shall survive until the final resolution of such Indemnification Claim. Upon the expiration of the representations, warranties, agreements and covenants contained in this Agreement pursuant to this Section 6.8, such representations, warranties, agreements and covenants shall be deemed to be of no further force and effect.
6.9    Execution. This Agreement may be executed in any number of counterparts, each of which will be an original and all, when taken together, will be considered one and the same agreement. This Agreement will become effective when each party hereto will have received a counterpart hereof executed by the other party hereto. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf’ format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
6.10    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby, and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.
6.11    Remedies. Each of the parties acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement was not performed in accordance with its terms or otherwise was materially breached. Accordingly, each of the parties agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary or permanent injunction or injunctions, upon proper showing, to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which the party may be entitled, at law or in equity.
6.12    Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser pursuant to any Other Purchase Agreement, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under any Other Purchase Agreement. The decision of the Purchaser to purchase the Shares pursuant to this

Agreement has been made by the Purchaser independently of any Other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any Other Purchaser or by any agent or employee of any Other Purchaser, and neither the Purchaser nor any of its agents or employees shall have any liability to any Other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by the Purchaser pursuant hereto or thereto, shall be deemed to create a presumption that the Purchaser is in any way acting in concert or as a group with any Other Purchaser with respect to such obligations or the transactions contemplated by this Agreement. The Purchaser and the Other Purchasers shall be entitled to independently protect and enforce their rights, including the rights arising out of this Agreement, the Registration Rights Agreement and the Other Purchase Agreements, and it shall not be necessary for any other investor to be joined as an additional party in any proceeding for such purpose.
6.13    Termination.
(a)    This Agreement may be terminated prior to the Closing:
(i)    by mutual written agreement of the Company and the Purchaser;
(ii)    by any party, upon written notice to the other party, in the event that the Closing does not occur on or before the Outside Date (as such Outside Date may be extended pursuant to Section 2.2 of this Agreement); provided that the parties acknowledge that all consents from any Governmental Authorities described in Section 5.l(d) must be received as soon as reasonably practicable in order for the Purchaser to be able to consummate the transactions contemplated by this Agreement on or before December 31, 2012; provided, further, that the right to terminate this Agreement pursuant to this Section 6.13(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
(iii)    by the Purchaser, upon written notice to the Company, if (A) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.l(a) or Section 5.l(b) would not be satisfied and (B) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that the right of the Purchaser to terminate this Agreement pursuant to this Section 6.13(a)(iii) shall not be available if the Purchaser is in material breach of any of the terms of this Agreement;
(iv)    by the Company, upon written notice to the Purchaser, if (A) there has been a breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.2(a) or Section 5.2(b) would not be satisfied and (B) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that the right of the Company to terminate this Agreement pursuant to this Section 6.13(a)(iv) shall not be available if the Company is in material breach of any of the terms of this Agreement;
(v)    by any party, upon written notice to the other parties, in the event that any Governmental Authority shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; or
(vi)    by the Purchaser, upon written notice to the Company, if the Purchaser or any of its Affiliates receives written notice from or is otherwise advised by, the Federal Reserve that the Federal Reserve will not grant (or intends to rescind or revoke if previously granted) any of the written confirmations or determinations referred to in Section 5.l(k).

(c)    Nothing in this Section 6.13 will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. Upon a termination of this Agreement in accordance with this Section 6.13, this Agreement (other than Section 4.6 (except, in respect of any party, in connection with litigation against it by the other party or its Affiliates), Section 4.7 and ARTICLE VI (including, without limitation, this Section 6.13 and Section 6.14), which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall relieve any party from liability for willful breach of this Agreement.
6.14    Replacement of Shares. If any certificate evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company a:μd the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate. If a replacement certificate evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate as a condition precedent to any issuance of a replacement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOR COMPANY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMMUNITY TRUST FINANCIAL CORPORATION

By:	/s/ Drake D. Mills
Drake D. Mills
Chairman, President and CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

BANC FUND VIII L.P.

By:	MidBanc VIII L.P.
an Illinois limited partnership
Its General Partner
By:	THE BANC FUNDS COMPANY, L.L.C.
an Illinois limited liability company
Its General Partner

By:	/s/ Charles J. Moore
Charles J. Moore, Member

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBITS

A:     Stock Certificate Questionnaire

B:     Form of Opinion of Company Counsel

C:     Form of Secretary’s Certificate

D:     Form of Officer’s Certificate

E:     Form of Registration Rights Agreement

EXHIBIT A
Stock Certificate Questionnaire
Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

BANC FUND VIII L.P.

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:
BENEFICIAL OWNER

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:
BANC FUND VIII L.P.
20 N. WACKER DRIVE, SUITE 3300
CHICAGO, IL 60606
Attention: T. Murphy
Telephone: 312-855-6202
Fax: 312-855-6610

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:
26-2334080

Exhibit A

EXHIBIT B
Form of Opinion of Counsel

_______________, 2012

Ladies and Gentlemen:

We have acted as special counsel to Community Trust Financial Corporation, a Louisiana corporation (the “Company”), in connection with the issuance and sale by the Company of _________ shares (the “Shares”) of common stock,· par value $5.00 per share (“Common Stock”), to ______________________ (the “Purchaser”), pursuant to that certain Securities Purchase Agreement by and between the Company and the Purchaser dated as of _________________, 2012 (the “Agreement”), This opinion is being given pursuant to Section 2.3(a)(iii) of the Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.
A.     Basis of Opinion.

As the basis for the conclusions expressed in this opinion, we have reviewed and relied upon the following:

1.	The Agreement and the related schedules and exhibits thereto;

2.
The Registration Rights Agreement by and between the Company, the Purchaser and the other parties named therein, dated as of ___________, 2012 (the “Registration Rights Agreement”), and all related schedules and exhibits thereto;

3.	The Other Purchase Agreements and the related schedules and exhibits thereto;

4.	A copy, certified by the Louisiana Secretary of State on _________ 2012, of the Articles of Incorporation of the Company;

5.	The Bylaws of the Company, as certified to us by the Company;

6.	Certificates, dated as of the date hereof, containing representations to this firm as to certain factual matters and executed by certain senior officers of the Company; and

7.	Certificates of [___________ ] , dated as of recent dates, issued by various state and federal agencies and departments.
B.     Opinion.

Based upon our examination and consideration of the foregoing, subject to the comments, assumptions, limitations, qualifications and exceptions set forth in Section C below, we are of the opinion that:

1.
The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as· amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana. The Company has the requisite corporate power and authority to carry on its business as presently conducted.

2.
Community Trust Bank (the “Bank”) is duly organized as a Louisiana banking corporation and is validly existing and in good standing under the laws of the State of Louisiana. The Bank has the requisite power and authority as a banking corporation to carry on its business as presently conducted.

Exhibit B / Page 1

3.
The Company has the corporate power and authority to execute and deliver and to perform its obligations under the Agreement, the Other Purchase Agreements and the Registration Rights Agreement, including, without limitation, to issue the Shares pursuant to the Agreement and to issue the shares of Common Stock pursuant to the Other Purchase Agreements.

4.
The Agreement, the Other Purchase Agreements and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser or the Other Purchasers, as applicable, each of the Agreement, the Other Purchase Agreements and the Registration Rights Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contributions provisions may be limited by applicable law.

5.
The execution and delivery by the Company of the Agreement, the Other Purchase Agreements and the Registration Rights Agreement and the performance by the Company of its obligations under the Agreement, the Other Purchase Agreements and the Registration Rights Agreement, including its issuance and sale of the Shares, do not and will not: (a) contravene or result in any violation of the Articles of Incorporation or Bylaws of the Company, (b) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any federal or state governmental authority (except as expressly contemplated by the Registration Rights Agreement), ( c) violate any court order, judgment or decree, if any, applicable to or binding upon the Company or the Bank, ( d) result in a breach of, or constitute a default under, any material contract to which the Company or the Bank is a party or by which any of their respective assets may be bound, or (e) violate or conflict with, or result in any contravention of, any federal, Louisiana or Louisiana law, rule or regulation applicable to the Company or the Bank.

6.
The Shares have been duly and validly authorized and, when issued, delivered and paid for as contemplated in the Agreement, will be duly and validly issued, fully paid and non-assessable, and free of any preemptive right or similar rights contained in the Company’s Articles of Incorporation or Bylaws.

7.
The offer, sale and issuance of the Shares to the Purchaser in the manner contemplated by the Agreement, do not require registration under the Securities Act or any state securities or blue sky laws and was made pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

8.	Neither the Company nor any of its Subsidiaries is an “investment company” under the Investment Company Act of 1940, as amended.
C.     Comments, Assumptions, Limitations, Qualifications and Exceptions.
The opinions expressed herein are based upon, and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below.

1.
We have assumed that (a) all factual information contained in all documents reviewed by us is true and correct, (b) all signatures on all documents reviewed by us are genuine, ( c) all documents submitted as copies are true and complete copies of the originals thereof, ( d) the Purchaser has all power and authority to execute, deliver, and perform its obligations under the Agreement and the Registration Rights Agreement, ( e) the Agreement and the Registration Rights Agreement have been duly and validly authorized, executed, and delivered by the Purchaser, (f) the Agreement and the Registration Rights Agreement are valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, (g) the Purchaser has delivered the

Exhibit B / Page 2

full Purchase Price for the Shares to be acquired pursuant to the Agreement, (h) each natural person signing any document reviewed by this firm had the legal capacity to do so, and (i) each person signing in a representative capacity for the Purchaser any document reviewed by this firm had authority to sign in such capacity.

2.
With respect to factual matters relevant to our opinions, this firm has reviewed and relied solely upon the representations of the Company and the Purchaser made in the Agreement and in certificates of officers of the Company referred to in Section A above, and we have not undertaken to verify independently any of such factual matters, provided that nothing has come to our attention that caused us to believe such representations and certificates contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.
In rendering the opinions set forth in Paragraph B.1 with respect to the good standing of the Company, we have relied solely on certificates of state authorities of the Company’s good standing that this firm received in response to this firm’s requests for confirmation of such good standing in such jurisdictions. In rendering the opinion set forth in Paragraph B.1 with respect to the registration of the Company as a financial holding company under the Bank Holding Company Act of 1956, as amended, we have relied solely on correspondence from the Federal Reserve Bank of Dallas received in response to this firm’s request for confirmation of such registration and election of treatment. By necessity, our opinions set forth in Paragraphs B.1 are given as of the date of such certificates or correspondence. Nothing has come to our attention that would cause us to believe that such opinions have ceased to be valid as of the date of this opinion letter.

4.
In rendering the opinion set forth in Paragraph B.4.(d), we have relied exclusively on our review of the Company’s and the Bank’s “material contracts” within the meaning of Item 60l(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission, that have been identified and disclosed to us by the Company and the Bank.

5.
We express no opinion as to the laws of any jurisdiction other than the State of Louisiana and the federal laws of the United States of America. We express no opinion under the laws of the State of Louisiana or the federal laws of the United States of America with respect to any environmental, securities (other than as set forth in Paragraph B.6), tax or antitrust laws. We also express no opinion with respect to compliance by the Company or any other person with the Employee Retirement Income Security Act of 1974, or any comparable state laws.

6.
Except as expressly set forth herein, we have made no independent investigation as to the accuracy or completeness of any representation, warranty, or other factual information, written or oral, made or furnished in connection with the documents referred to in Section A hereof, and no matters have come to our attention that would warrant such an investigation.

7.	We have assumed that the parties to the Agreement have acted and will act in good faith.

8.
Although we have acted as counsel to the Company in connection with certain matters other than the transactions contemplated by the Agreement, the Other Purchaser Agreements and the Registration Rights Agreement, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a factual or legal nature involving the Company as to which we have not been consulted and have not represented the Company.

9.
This opinion is rendered based upon our interpretation of existing law, to the extent specified in Paragraph C.4, and is not intended to speak with reference to standards hereafter adopted or evolved in subsequent judicial decisions by courts. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Exhibit B / Page 3

10.	This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

11.	This opinion letter is delivered solely for your benefit, and no other party or entity is entitled to rely hereon without the express prior written consent of this firm.
Very truly yours,

[________________________]

Exhibit B / Page 4

EXHIBIT C
Form of Secretary’s Certificate
The undersigned hereby certifies that he is the duly elected, qualified and acting Corporate Secretary of Community Trust Financial Corporation, a Louisiana corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of 2012, by and between the Company and the Purchaser party thereto (the “Securities Purchase Agreement”), and further certifies in her official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein will have the meaning set forth in the Securities Purchase Agreement.

1.
Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company relating to the proposed transaction. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.
Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.
Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company, together with all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.
Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and the related Registration Rights Agreement on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Drake D. Mills	Chairman, President and CEO

Exhibit B / Page 1

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ____ day of ________________, 2012.

Secretary

I, Drake D. Mills, Chairman, President and CEO, hereby certify that _____________________ is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Drake D. Mills
Chairman, President and CEO

Exhibit B / Page 2

EXHIBIT D
Form of Officer’s Certificate
The undersigned, the Chairman, President and CEO of Community Trust Financial Corporation, a Louisiana corporation (the “Company”), pursuant to Section 2.3(a)(vi) of the Securities Purchase Agreement, dated as of , 2012, by and between the Company and the Purchaser thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):
1.     The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date; except for such representations and warranties that speak as of a specific date.
2.     The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Securities Purchase Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
3.     No Material Adverse Effect has occurred since the date of the Securities Purchase Agreement.
IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of ___________, 2012.

Drake D. Mills
Chairman, President and CEO

EXHIBIT E
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made as of this ___ day of ___________________, 2012, by and among Community Trust Financial Corporation, a Louisiana corporation (the “Company”), the investors identified on the signature pages hereto and such other persons or entities that may become parties to this Agreement (collectively, the “Holders” and each individually a “Holder”).
RECITALS
WHEREAS, the Company and the Holders are parties to certain Securities Purchase Agreements, dated as of the date hereof (the “Securities Purchase Agreements”), whereby the Holders have agreed to purchase and the Company has agreed to issue shares of the Company’s common stock, par value $5.00 per share (“Common Stock”); and
WHEREAS, the Company and the Holders desire to be granted and to grant the rights created herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:
1.Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:
(a)All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Securities Purchase Agreements.
(b)“Agreement” has the meaning set forth in the Preamble.
(c)“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Commission under the Exchange Act.  The term “Beneficially Own” shall have a correlative meaning.
(d)“Business Day” means any day other than a Saturday or a Sunday or a day on which Louisiana state banks are authorized or required by Law or executive order to close.
(e)“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, securities convertible into or exchangeable or exerciseable for any of its shares, interests, participations or other equivalents, partnership interests (whether general or limited), limited liability company interests, or equivalent ownership interests in or issued by such Person.
(f)“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
(g)“Common Stock” has the meaning set forth in the Recitals.
(h)“Cutback Notice” has the meaning set forth in Section 2(c).
(i)“Demanding Holders” has the meaning set forth in Section 2(a).
(j)“Demanding Notice” has the meaning set forth in Section 2(a).

(k)“Demand Registration” has the meaning set forth in Section 2(a).
(l)“Demand Suspension” has the meaning set forth in Section 6(b).
(m)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
(n)“FINRA” has the meaning set forth in Section 5(l).
(o)“Holder(s)” has the meaning set forth in the Preamble.
(p)“Holder Indemnitees” has the meaning set forth in Section 7(a).
(q)“Indemnified Party” has the meaning set forth in Section 7(b).
(r)“Indemnifying Party(ies)” has the meaning set forth in Section 7(b).
(s)“Initial Public Offering” means the first underwritten public offering of Common Stock (or Other Securities) to the general public through a Registration Statement filed with the Commission.
(t)“Inspectors” has the meaning set forth in Section 5(p).
(u)“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
(v)“Law” means any federal, state, local or foreign statute, ordinance, law, rule, regulation, order, judgment, decree, agency requirement or legal requirement (including federal and state securities laws.
(w)“Losses” has the meaning set forth in Section 7(a).
(x)“Other Securities” means shares of Common Stock or shares of other Capital Stock of the Company which are contractually entitled to registration rights or Capital Stock which the Company is registering pursuant to a registration statement.
(y)“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an estate, an unincorporated organization, a government and any agency or political subdivision thereof.
(z)“Piggyback Registration” has the meaning set forth in Section 3(a).
(aa)    “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities (and if applicable, Other Securities) covered by such Registration Statement, any free writing prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
(bb)    “Records” has the meaning set forth in Section 5(p).
(cc)    “Registrable Securities” shall mean (i) the Shares (as defined in the Securities Purchase Agreements) of Common Stock issued pursuant to the Securities Purchase Agreements; (ii) any shares of Common Stock acquired by the Holders in addition to those referred to in clause (i) after the date of this Agreement and prior to the date of an Initial Public Offering and (iii) any Other Securities issued to the Holders in respect of such Shares of Common Stock referred to in clauses (i) and (ii) (or Other Securities into which or for which such shares of Common Stock are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event, provided that such shares of Common Stock and Other Securities (if any) shall cease to be Registrable Securities after they have been sold or transferred

2

pursuant to an effective Registration Statement or pursuant to Rule 144 under the Securities Act or shall have ceased to be outstanding.
(dd)    “Registration Statement” means any Registration Statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities (and, if applicable, Other Securities) pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
(ee)    “Registration Expenses” shall mean all expenses incurred in effecting the registrations provided for in this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, underwriting expenses (other than fees, commissions or discounts), expenses of any Company audits incident to or required by any such registration and Company expenses of complying with the securities or blue sky laws of any jurisdictions, and fees and disbursements of all independent certified public accountants (including, without  limitation, the expenses of any “cold comfort” letters required) and any other Persons, including special experts retained by the Company, and reasonable out-of-pocket expenses of the selling Holders, including without limitation, fees and disbursements of counsel for such Holders whose shares are included in a Registration Statement, which counsel shall be mutually selected by the Demanding Holders (in the case of a registration pursuant to Section 2) or by the Holders Beneficially Owning a majority of the Registrable Securities included on such Registration Statement.
(ff)    “Rule 144” shall mean Rule 144 under the Securities Act or any successor rule thereto.
(gg)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
(hh)    “Securities Purchase Agreement” has the meaning the meaning set forth in the Recitals.
(ii)    “Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities.
(jj)    “Shelf Take-Down Notice” has the meaning set forth in Section 4(b).
(kk)    “Shelf Underwritten Offering” has the meaning set forth in Section 4(b).
2.Demand Registrations.
(a)At any time (x) on or after December 31, 2015 one or more Holders Beneficially Owning Registrable Securities (A) representing at least fifteen percent (15%) of the then-outstanding shares of Registrable Securities or (B) that are reasonably expected to result in aggregate gross cash proceeds in excess of $50 million (without regard to any underwriting discount or commission), or (y) on or after the one hundred and eightieth (180th) day following the occurrence of an Initial Public Offering, such Holders (the “Demanding Holders”) shall have the right, by delivering written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by such Holders and requested by such Demand Notice to be so registered (a “Demand Registration”) provided; however, that it shall be a condition to making a Demand Registration under clause (y) above that the aggregate offering price of the Registrable Securities to be registered by the Demanding Holders is at least $25,000,000.  A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.  Upon receipt of such Demand Notice, the Company will notify all other Holders (other than the Demanding Holders) in writing and such other Holders shall have the right to request the Company to include all or a portion of such other Holders’ Registrable Securities in such Demand Registration by written notice delivered to the Company within fifteen (15) calendar days after such notice is given by the Company.
(b)Following receipt of a Demand Notice, subject to Section 2(c), Section 4 and, Section 6 and Section 16(h), the Company will use its reasonable best efforts to file, as promptly as reasonably practicable (but not later than ninety (90) calendar days after receipt by the Company of such Demand Notice in the case of a registration

3

made on Form S-1 or comparable successor form, as applicable, or sixty (60) calendar days in the case of any registration eligible to be made on Form S-3 or comparable successor form, as applicable), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Demand Holders (to the extent not prohibited by applicable Law) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof (and in any event in accordance with Section 5), provided that if such Demand Notice relates to a Shelf Registration Statement, the provisions of Section 4 shall apply.  The Holders shall have the right to request two (2) registrations per year pursuant to this Section 2.  Demanding Holders holding at least a majority of the Registrable Securities held by the Demanding Holders shall have the right to notify the Company that they have determined that the Registration Statement and/or Shelf Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement and/or Shelf Registration Statement.  In the event any registration attempted under this Section 2 pursuant to which the Company would be responsible for the Registration Expenses of the Holders is not consummated, then the Company shall pay such expenses and shall remain responsible for such expenses of the Holders with respect to two (2) consummated registrations per year made under this Section 2; provided, however, that if a registration attempted under this Section 2 is not consummated solely as a result of the withdrawal of the Holders requesting such registration, unless such Holders reimburse the Registration Expenses incurred by the Company, such Registration Statement shall count against the two (2) Registration Statements that the Company is required to a consummate per year.  In any Demand Registration involving an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Demanding Holders, subject to approval of the Company not to be unreasonably withheld.
(c)A Registration Statement filed pursuant to a Demand Notice may include Other Securities; provided, however, that the Company and any other such requesting holders agree in writing to enter into an underwriting agreement with usual and customary terms and to any lock-up or similar limitations applicable to the Holders.  Notwithstanding any other provisions of this Section 2, if the representative of the underwriters advises the Holders and the Company in writing (a “Cutback Notice”) that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (i) first, to the Holder(s) requesting inclusion in such registration, pro rata among such Holder(s) on the basis of the number of shares of Registrable Securities for which each such Holder has requested registration, (ii) second, to the Company for any securities it proposes to sell for its own account, and (iii) third, to the other holders requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.  If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company, the underwriter or the Holder(s).  The securities so excluded shall also be withdrawn from registration.  A registration shall not be counted as “consummated” for purposes of the two (2) registrations per year requirement if, as a result of a Cutback Notice, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
(d)Except as provided in Section 2(b) with respect to withdrawn Registration statements, all Registration Expenses of the Holders incurred in connection with two (2) registrations per year requested pursuant to this Section 2 shall be borne by the Company.
3.“Piggy‑Back” Registrations.
(a)Except with respect to a Demand Registration, the procedures of which are addressed in Section 2, if, at any time, the Company intends to file a registration statement under the Securities Act covering a primary or secondary offering of any of its Common Stock or Other Securities, whether or not the sale for its own account which is not a registration solely to implement an employee benefit plan pursuant to a registration statement

4

on Form S-8, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable, the Company will promptly (and in any event at least twenty (20) calendar days before the anticipated filing date) give written notice to the Holders of its intention to effect such a registration.  Subject to Section 3(b) below and consultation with the underwriters, the Company will effect the registration under the Securities Act of all Registrable Securities that the Holder(s) request(s) be included in such registration (a “Piggyback Registration”) by a written notice delivered to the Company within fifteen (15) calendar days after the notice given by the Company in the preceding sentence.  The Holders agree that any securities they request to be included in a Company registration pursuant to this Section 3 shall be included by the Company on the same form of Registration Statement as has been selected by the Company for the securities the Company is registering for sale referred to above.  The Holders shall be permitted to withdraw all or part of the Registrable Securities from the Piggyback Registration at any time at least two (2) Business Days  prior to the effective date of the Registration Statement relating to such Piggyback Registration.
(b)If the registration involves an underwritten offering and the representative of the underwriters provides the Company and the other Holders seeking to include securities in such offering in writing a Cutback Notice, then the number of Registrable Securities and Other Securities sought to be included in such registration shall be allocated for inclusion as follows: (i) if such registration is being effected by the Company, (A) first, to the Company for any securities it proposes to sell for its own account, (B) second, to the Holder(s) requesting inclusion in such registration, pro rata among such Holder(s) on the basis of the number of shares of Registrable Securities for which each such Holder has requested registration, and (C) third, to the other holders requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of Other Securities for which each such requesting holder has requested registration; and (ii) if such registration is being effected by a Person other than the Company or the Holders, in accordance with Section 2(c) above.
(c)If the Company elects to terminate any registration filed under this Section 3 prior to the effectiveness of such registration, the Company will have no obligation to register the securities sought to be included by the Holders in such registration under this Section 3.  All the Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. Without limiting the foregoing, the Company shall bear its internal expenses (including all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company. If the Company includes in such registration any securities to be offered by it, all Registration Expenses of the Holders will be borne by the Company.  There shall be no limit to the number of Piggybank Registrations pursuant to this Section 3.
4.Shelf Take-Downs.
(a)The Company shall use reasonable best efforts to qualify for registration on a Shelf Registration Statement on Form S-3 as promptly as possible following the occurrence of the Initial Public Offering. Without limiting the foregoing, once the Company is eligible to effect a registration of its securities on a Shelf Registration Statement (including on Form S-1), any Holder will have the right to elect in the Demand Notice for any Demand Registration to be made on a Shelf Registration Statement, in which event the Company shall file with the Commission, as promptly as reasonably practicable, but not later than forty (45) calendar days after receipt by the Company of such Demand Notice (subject to Section 6), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders (to the extent not prohibited by applicable Law) and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.  Upon receipt of such Demand Notice, the Company will notify all other Holders (other than the Demanding Holders) in writing and such other Holders shall have the right to request the Company to include all or a portion of such other Holders’ Registrable Securities in such Demand Registration by written notice delivered to the Company within fifteen (15) days after such notice is given by the Company.
(b)At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, if a Holder delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) and stating the number

5

of the Registrable Securities to be included in such Shelf Underwritten Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders).
(c)The Company shall deliver the Shelf Take-Down Notice to all other Holders whose securities are included on such Shelf Registration Statement and permit each Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such other Holder notifies the Company within five (5) Business Days after delivery of the Shelf Take-Down Notice to such other Holder.
(d)If a Shelf Underwritten Offering is being conducted and the representative of the underwriters provides the Company and the other holders seeking to include securities in such offering in writing a Cutback Notice, then the number of Registrable Securities and Other Securities sought to be included in such Shelf Underwritten Offering shall be allocated for inclusion in accordance with Section 2(c).
(e)All Registration Expenses incurred in connection with such registration requested pursuant to this Section 4 shall be borne by the Company.
5.Procedure for Registration.  Whenever the Company is required under this Agreement to register Registrable Securities, it agrees to do the following:
(a)prepare and file with the Commission a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to keep such Registration Statement continuously effective for one hundred eighty (180) calendar days (and, with respect to Shelf Registration Statements, for up to two (2) years each, if requested by the Holders selling Registrable Securities to complete the proposed distribution; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein to contain a material misstatement or omission, the Company shall file promptly an appropriate amendment to such Registration Statement correcting any such misstatement or omission;
(b)cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
(c)advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post‑effective amendment has been filed, and, with respect to the Registration Statement or any post‑effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (provided that such notice shall not include specific information about any such fact or event if that information would constitute material non-public information about the Company).  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

6

(d)before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), furnish to each of the selling Holders, their counsel and each of the underwriter(s), if any, at least five (5) Business Days before filing with the Commission, copies of the Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the reasonable review and comment, and such other documents reasonably requested and the Company will consult with the selling Holders of Registrable Securities covered by such Registration Statement, their counsel and the underwriter(s), if any, prior to the filing of such Registration Statement or Prospectus and provide such Persons reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein.  The Company will not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which any Holder, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law;
(e)if requested by any selling Holder or the underwriter(s), if any, incorporate in the Registration Statement or Prospectus, pursuant to a supplement or post‑effective amendment if necessary, such information as such selling Holder and underwriter(s), if any, may reasonably request to have included therein, with respect to the number of Registrable Securities being sold by such Holder, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post‑effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post‑effective amendment;
(f)(i) deliver promptly to the selling Holders copies of all correspondence between the Commission and the Company, its counsel or auditors including any comment and response letters with respect to the Registration Statement; provided that the Company shall not provide information to the selling Holders that the Company believes could constitute material non-public information, and (ii) if requested by selling Holders, keep such selling Holders informed with respect to the substance of any discussions with the Commission or its staff regarding the Registration Statement;
(g)furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
(h)deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
(i)prior to any public offering of Registrable Securities, the Company shall use its reasonable best efforts to register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;
(j)cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request prior to any sale of Registrable Securities made by such underwriter(s);
(k)if any fact or event contemplated by Section 5(c)(iv) above shall exist or have occurred, promptly prepare a supplement or post‑effective amendment to the Registration Statement or related Prospectus or any

7

document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
(l)cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;
(m)otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of the Securities Act and Rule 158 thereunder (which need not be audited) for the twelve‑month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;
(n)prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;
(o)enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, in order to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling Holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section 7 except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;
(p)make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all

8

financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company to the extent legally permitted and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
(q)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;
(r)use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or interdealer quotation system (or, if similar Company securities are already authorized to be listed on more than one national securities exchange or interdealer quotation system, on each such exchange or system on which similar securities issued by the Company are then listed); and
(s)in the case of an underwritten offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”) taking into account the Company’s business needs.
6.Lock-Up Agreement; Suspension of Sales.
(a)Subject to Section 6(b), the Company may postpone the filing or effectiveness of any Registration Statement required under Sections 2 or 4 for a reasonable period of time, not to exceed sixty (60) calendar days, if (i) the Company has been advised by legal counsel that such filing would require the disclosure of a material non-public fact, and (ii) the Company determines reasonably and in good faith that such disclosure would be materially harmful to the Company or would have a material adverse effect on a bona fide business or financing transaction of the Company.
(b)If (i) pursuant to the good faith judgment of the Company’s Board of Directors, the Company concludes, as a result of its determinations under Section 6(a), that it is essential to defer the filing or effectiveness of such Registration Statement at such time, and (ii) the Company shall furnish to the Holders a certificate signed by the President of the Company (a “Demand Suspension”), certifying as to the Board of Directors' determinations under Section 6(a) and that it is, therefore, essential to defer the filing or effectiveness of such Registration Statement or amendment (which certificate shall approximate the anticipated delay), then the Company shall have the right to defer such filing or effectiveness for a period of not more than ninety (90) calendar days after receipt of the request of the Holders; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve (12)‑month period.  In the case of any Demand Suspension relating to the suspension of an effective Shelf Registration Statement, (i) the Company shall, within the ninety (90)-day period specified above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that the selling Holders may resume use thereof in accordance with applicable Law and (ii) the selling Holders agree to suspend the use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of any such certificate imposing a Demand Suspension until the earlier of the termination of the ninety (90)-day period specified above and the date on which the Company complies with clause (i) of this sentence.
(c)The Company agrees (i) not to effect or initiate a registration statement for any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) calendar days prior to, and during the ninety (90) calendar-day period beginning on, the effective date of any Registration Statement in which the Holders of Registrable Securities are participating (except as part of such registration), and (ii) that any agreement entered into on or after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain

9

a provision under which Holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in clause (i) above, in each case including a sale pursuant to Rule 144 under the Act (except as part of any such registration, if permitted).
(d)Each Holder of Registrable Securities agrees that, upon receipt of notice from the Company of the occurrence of any event of the kind described in Section 5(c)(ii-iv), such Holder will forthwith discontinue disposition of such Registrable Securities following the effective date of a Registration Statement covering such Registrable Securities until such Holder’s receipt of copies of the Prospectus supplement and/or post-effective amendment contemplated by Section 5(k), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and, in either case, has received copies of any additional or supplemental filings that are incorporate or deemed to be incorporated by reference in such Prospectus or Registration Statement.
7.Indemnification.
(a)The Company agrees to indemnify and hold harmless each Holder and its partners (limited and general), members, shareholders, directors, officers, employees and agents and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the partners (limited and general), members, shareholders, directors, officers, employees and agents of each such controlling Person and each underwriter, if any, and each Person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation, action, suit or proceeding) and expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing Prospectus related thereto) or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or of the Exchange Act in connection with any such registration, qualification, or compliance, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Holder furnished in writing to the Company by such Holder expressly for use in connection therewith.  The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.
(b)Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, and its directors and officers, and any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing Prospectus related thereto) or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or of the Exchange Act in connection with any such registration, qualification, or compliance, but only (i) in connection with a registration in which such Holder is participating by registering Registrable Securities and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Holder furnished in writing to the Company by such Holder expressly for use in connection therewith.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c)If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (collectively the “Indemnifying Parties” and each an “Indemnifying Party”) of any claim or of the commencement of any action, suit

10

or proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto and such Indemnifying Parties shall have the right, upon written notice to the Indemnified Party and upon agreeing in writing, subject to the limitations and other provisions set forth in this Agreement, that it shall indemnify the Indemnified Party with respect to such action, suit or proceeding, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of all fees and expenses; provided, however, that failure or delay to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability unless and to the extent it is materially and adversely prejudiced as a result of such failure or delay (as finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review)).  The Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Parties have agreed in writing to pay such fees and expenses, (ii) the Indemnifying Parties have failed to assume promptly the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Parties and the Indemnified Party shall have been advised in writing by its counsel that representation of such Indemnified Party and any Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Indemnified Party).  It is understood, however, that the Indemnifying Parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Indemnified Parties not having actual or potential differing interests with the Indemnified Parties or among themselves, which firm shall be designated in writing by the Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  The Indemnifying Parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent (not to be unreasonably withheld or delayed), but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Indemnifying Parties agree to indemnify and hold harmless the Indemnified Party, to the extent provided herein, from and against any Losses by reason of such settlement or judgment; provided that in the event the Indemnifying Party has not (i) assumed the defense in such action, suit or proceeding, and (ii) agreed in writing that it shall indemnify the Indemnified Party with respect to such action, suit or proceeding, nothing set forth herein shall prohibit the Indemnified Party from effecting a settlement of such action, suit or proceeding and initiating a claim for indemnification hereunder against the Indemnifying Party following such settlement.
(d)If the indemnification provided for in this Section 7 is unavailable (except if inapplicable according to its terms) to an Indemnified Party under Section 7(a) or Section 7(b) hereof in respect of any Losses referred to therein, then an Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above.  The amount paid or payable by an Indemnified Party as a result of the Losses referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding the provisions of this Section 7, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by it in connection with the sale of the Registrable Securities subject to the action, suit or proceeding exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of

11

such untrue or alleged untrue statement or omission or alleged omission.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(f)The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Holders or any Person controlling the Holders, the Company, its directors or officers or any Person controlling the Company.  A successor to any Holder Indemnitee, or to the Company, its directors or officers or any Person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.
(g)No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release, in form and substance reasonably satisfactory to the Indemnified Party, of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding, (ii) ascribes no fault on the part of such Indemnified Party and (iii) provides for solely monetary relief.
(h)Notwithstanding anything in this Agreement to the contrary, all parties to this Agreement hereby agree to abide by all applicable state and federal laws regarding indemnification payments to banking institutions, including, but not limited to, 12 C.F.R. Part 359.
8.Rule 144 Requirements.  If the Company becomes subject to the reporting requirements of the Exchange Act, the Company will timely file with the Commission such reports and information required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and as the Commission may require.  The Company shall furnish to any Holder of Registrable Securities forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144 (or any successor exemptive rule), the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.
9.Obligations of Holders and Others in a Registration.  Each Holder agrees to timely furnish such information regarding such Person and the securities sought to be registered and to take such other action as the Company may reasonably request in connection with the registration, qualification or compliance.  The Company may exclude from any Registration Statement any Holder that timely fails to comply with the provisions of the preceding sentence.  If the registration involves an underwriter, each Holder agrees to enter into an underwriting agreement with such underwriters containing usual and customary terms and provisions.  The Holders agree not to affect the sale of securities under any Registration Statement until they have received a Prospectus (including by accessing a Prospectus filed with the Commission), as needed, and notice of the effectiveness of the Registration Statement of which the Prospectus forms a part.
10.Rule 144A.  The Company agrees that, upon the request of any Holder of Registrable Securities or any prospective purchaser of Registrable Securities designated by a Holder, the Company shall promptly provide (but in any case within fifteen (15) calendar days of a request) to such Holder or potential purchaser, the following information:
(a)a brief statement of the nature of the business of the Company and any subsidiaries and the products and services they offer;
(b)the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for the two (2) most recent fiscal years (such financial information shall be audited, to the extent reasonably available); and

12

(c)such other information about the Company, any subsidiaries, and their business, financial condition and results of operations as the requesting Holder or purchaser of such Registrable Securities shall request in order to comply with Rule 144A, as amended, and in connection therewith the anti‑fraud provisions of the federal and state securities laws.
The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Registrable Securities from such Holder that the information provided by the Company pursuant to this Section 10 will, as of their dates, not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
11.Limitations on Subsequent Registration Rights.  The Company will not, without the prior written consent of the Holder or Holders of at least a two-thirds of the then outstanding Registrable Securities, enter into any agreements with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights with respect to the securities of the Company which would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration.  If the Company enters into an agreement that contains terms more favorable, in form or substance, to any shareholders than the terms provided to the Holders under this Agreement, then the Company will modify or revise the terms of this Agreement in order to reflect any such more favorable terms for the benefit of the Holders Shareholders.
12.Consent to be Bound.  Each subsequent Holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.
13.Assignability of Registration Rights.  Subject to Section 12 hereof, the registration rights set forth in this Agreement are assignable to each assignee as to each share of Registrable Securities conveyed in accordance herewith who agrees in writing to be bound by the terms and conditions of this Agreement.
14.Amendment, Termination and Waiver.  Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities.
15.Specific Performance. The Company and the Holders agree that the rights created by this Agreement are unique, and that the loss of any such right is not susceptible to monetary quantification.  Consequently, the parties agree that an action for specific performance (including for temporary and/or permanent injunctive relief) of the obligations created by this Agreement is a proper remedy for the breach of the provisions of this Agreement, without the necessity of proving actual damages.  If the parties hereto are forced to institute legal proceedings to enforce their rights in accordance with the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable expenses, including attorneys’ fees, in connection with any such action.
16.Miscellaneous.
(a)Unless otherwise specified herein, all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by facsimile transmission, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery or facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with instructions for overnight delivery.  The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section.  All communications must be in writing and addressed as follows:
If to the Company, to:

Community Trust Financial Corporation
1511 N. Trenton Street
Ruston, Louisiana 71270

13

Attention:  Drake D. Mills
Telephone:
Facsimile:
With a copy (which will not constitute notice), to:
Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.
190 E. Capitol St.
Jackson, Mississippi
Attention: J. Andrew Gipson
Telephone: (601) 949-4789
Fax: (601) 949-4804

If to any Holder, to:
the address, facsimile number or electronic mail address set forth next to such Holder’s name on the signature page hereto (which address, facsimile number or electronic mail address may be changed by the Holder by notice provided to the Company); provided that any notices or communications to any Holder shall be sent only to the Person or department, as applicable, at the Holder set forth on such Holder’s signature page, and the Company shall not send notices or communications to any other Person on behalf of any Holder without the prior written consent of such Person or a member of such department, as applicable.
(b)THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.  The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Louisiana and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement.  VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT WILL LIE IN RUSTON, LOUISIANA.
(c)This Agreement and the Securities Purchase Agreement constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein and therein.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.  This Agreement is not assignable or transferable by the Company without the prior written consent of Holders of at least a two-thirds of the then outstanding Registrable Securities, and Company transfers without the applicable consent are void ab initio.  In the event of any inconsistency between this Agreement and the Securities Purchase Agreement and any other agreement entered into by the Company and any Holder, this Agreement shall control.
(d)No failure or delay of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly-authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
(e)This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(f)Subject to Section 7 and Section 13 hereof, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party beneficiary.
(g)The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular section of this Agreement.
(h)If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render

14

illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.
(i)Nothing in this Agreement shall limit or prevent the Company from utilizing or electing to take advantage of any of the rights and privileges available to an “emerging growth company,” as such term is defined in the JOBS Act, including, but not limited to, the confidential filing of a Registration Statement on Form S-1. In addition, for purposes of this Agreement, if the Company receives a Demand Notice, the confidential filing of a Registration Statement on Form S-1 with the SEC as permitted under the JOBS Act shall satisfy the requirements of Section 2(b) of this Agreement if such Registration Statement is filed with the SEC on a confidential basis in accordance with the requirements of that section.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOR COMPANY FOLLOWS]

15

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMMUNITY TRUST FINANCIAL CORPORATION

By:
Drake D. Mills
Chairman, President and CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOR HOLDERS FOLLOW]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

HOLDER:

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:
Email Address:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]